     As filed with the Securities and Exchange Commission on June 3, 1998.

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            SUIZA FOODS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                         75-2559681
   --------------------------------                      ----------------------
   (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

                      3811 TURTLE CREEK BLVD., SUITE 1300
                              DALLAS, TEXAS  75219
                                 (214) 528-0939

      (Address, including Zip Code,  and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                            -----------------------

        CONTINENTAL CAN COMPANY, INC. 1988 RESTRICTED STOCK OPTION PLAN(1)
            CONTINENTAL CAN COMPANY, INC. 1988 DIRECTOR OPTION PLAN(1) CONTINENTAL CAN COMPANY, INC. 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE
                                  DIRECTORS(1)
   CONTINENTAL CAN COMPANY, INC. 1992 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE
                                  DIRECTORS(1)
           CONTINENTAL CAN COMPANY, INC. 1995 RESTRICTED STOCK PLAN(1)
             CONTINENTAL CAN COMPANY, INC. STOCK OPTION AGREEMENTS(1)
                              (Full Title of Plan)

                            -----------------------

                  GREGG L. ENGLES                            COPY TO:
 CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER    WILLIAM A. MCCORMACK
              SUIZA FOODS CORPORATION                     JON L. MOSLE
        3811 TURTLE CREEK BLVD., SUITE 1300           HUGHES & LUCE, L.L.P.
               DALLAS, TEXAS  75219                 1717 MAIN STREET, SUITE 2800
                   (214) 528-0939                        DALLAS, TEXAS  75201
       (Name, Address, and Telephone Number,
     including Area Code, of Agent for Service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================

                 TITLE OF EACH CLASS          AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
                    OF SECURITIES              TO BE             OFFERING PRICE           AGGREGATE            REGISTRATION
                   TO BE REGISTERED         REGISTERED(2)          PER SHARE(3)        OFFERING PRICE(3)             FEE
----------------------------------------------------------------------------------------------------------------------------
                  Common Stock,
                  $.01 par value              276,095              $ 57.54              $ 15,886,506.3           $ 4,686.52
============================================================================================================================

(1) Originally sponsored by Continental Can Company, Inc. and assumed by the registrant pursuant to the merger between a wholly-owned subsidiary of the registrant and Continental Can Company, Inc.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration also covers additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the employee benefit plan(s) described herein and pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) and agreements described herein.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on May 28, 1998, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents (File No. 001-12755) heretofore filed with the Securities and Exchange Commission (the "Commission") by Suiza Foods Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b)     Quarterly Report on Form 10-Q for the quarter ended March 31,
1998.

         (c) Current Report on Form 8-K filed July 14, 1997 (as amended on August 22, 1997), which includes the audited financial statements of Dairy Fresh L.P. and the Garelick Companies.

         (d) Current Reports on Form 8-K filed January 15, 1998, February 25, 1998 and March 10, 1998.

         (e) Current Report on Form 8-K filed March 9, 1998 (as subsequently amended on April 17, 1998), which includes the audited financial statements of Land-O-Sun Dairies, L.C.C.

         (f) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 of Continental Can Company, Inc. (File No. 1-6690).

         (g) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, dated February 19, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

       Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding.
The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

       The Registrant's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

                 5.1                        Opinion of Hughes & Luce, L.L.P.

                 23.1                       Consent of Deloitte & Touche LLP

                 23.2                       Consent of Arthur Andersen LLP

                 23.3                       Consent of KPMG Peat Marwick, LLP

                 23.4                       Consent of McGladrey & Pullen, LLP

                 23.5                       Consent of Coopers & Lybrand L.L.P.

                 23.6                       Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1)

                 24.1                       Power of Attorney (contained in signature page)



ITEM 9.   UNDERTAKINGS.

         (a)     The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to

         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 2nd day of June, 1998.


                                 SUIZA FOODS CORPORATION


                                 By: /s/ TRACY L. NOLL
                                    --------------------------------------------
                                    Tracy L. Noll
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Gregg L. Engles and Tracy L. Noll, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Suiza Foods Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                   Title                                Date
             ---------                                   -----                                ----
/s/ Gregg L. Engles                        Chairman of the Board, Chief                June 2, 1998
-------------------------------            Executive Officer and Director
Gregg L. Engles                            (Principal Executive Officer)



/s/ Cletes O. Beshears                     Vice Chairman of the Board                  June 2, 1998
-------------------------------            and Director
Cletes O. Beshears


/s/ Hector M. Nevares                      Vice Chairman of the Board                  June 2, 1998
-------------------------------            and Director
Hector M. Nevares


/s/ Stephen L. Green                       Director                                    June 2, 1998
-------------------------------
Stephen L. Green


/s/ Robert L. Kaminski                     Director                                    June 2, 1998
-------------------------------
Robert L. Kaminski


/s/ David F. Miller                        Director                                    June 2, 1998
-------------------------------
David F. Miller


/s/ P. Eugene Pender                       Director                                    June 2, 1998
-------------------------------
P. Eugene Pender


/s/ Joseph S. Hardin, Jr.                  Director                                    June 2, 1998
-------------------------------
Joseph S. Hardin, Jr.


/s/ Alan J. Bernon                         Director                                    June 2, 1998
-------------------------------
Alan J. Bernon


/s/ Delton C. Parks                        Director                                    June 2, 1998
-------------------------------
Delton C. Parks


/s/ John R. Muse                           Director                                    June 2, 1998
-------------------------------
John R. Muse


/s/ Jim L. Turner                          Director                                    June 2, 1998
-------------------------------
Jim L. Turner

                               INDEX TO EXHIBITS

                 5.1                        Opinion of Hughes & Luce, L.L.P.

                 23.1                       Consent of Deloitte & Touche LLP

                 23.2                       Consent of Arthur Andersen LLP

                 23.3                       Consent of KPMG Peat Marwick, LLP

                 23.4                       Consent of McGladrey & Pullen, LLP

                 23.5                       Consent of Coopers & Lybrand L.L.P.

                 23.6                       Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1)

                 24.1                       Power of Attorney (contained in signature page)